Exhibit 10.7

NGL ENERGY PARTNERS LP

SERIES B 2019 WARRANT TO PURCHASE COMMON UNITS

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS MAY ONLY BE TRANSFERRED IF THE TRANSFER AGENT FOR SUCH WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

Original Issue Date: July 2, 2019	Warrant Certificate No.: [•]

FOR VALUE RECEIVED, NGL Energy Partners LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                                                                      , a                                                                  , or its registered assigns (the “Holder”) is entitled to purchase from the Partnership                       Common Units at a purchase price per Common Unit of $17.45 (the “Exercise Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant.  Certain capitalized terms used herein are defined in Section 1 hereof.  This Warrant is one of a series of like tenor issued by the Partnership pursuant to the terms of the Class D Preferred Unit and Warrant Purchase Agreement dated as of July 2, 2019 (the “Purchase Agreement”) between the Partnership and the Purchasers named on Schedule A thereto.

1.                                      Definitions.  As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Units in respect of which this Warrant is being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Board” means the board of directors of the General Partner.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the cities of New York, New York or Tulsa, Oklahoma are authorized or obligated by law or executive order to close.

“Buy-In” has the meaning set forth in Section 3(h).

“Buy-In Price” has the meaning set forth in Section 3(h).

“Class D Change of Control” has the meaning set forth in the Partnership Agreement as in effect on the date hereof.

“Common Units” means common units representing limited partner interests in the Partnership, the terms of which are set forth in the Partnership Agreement.

“Common Units Deemed Outstanding” means, at any given time, the sum of (a) the number of Common Units actually outstanding at such time, plus (b) the number of Common Units issuable upon conversion, exercise or exchange of Convertible Securities actually outstanding at such time, including without limitation Warrants in the series issued by the Partnership pursuant to the Purchase Agreement, in each case, regardless of whether the Convertible Securities are actually convertible, exercisable or exchangeable at such time; provided, that Common Units Deemed Outstanding at any given time shall not include units owned or held by or for the account of the Partnership.

“Convertible Securities” means any warrants or other rights exercisable to subscribe for or to purchase Common Units, or any security convertible into or exchangeable for Common Units, regardless of whether the right to exercise, convert or exchange any such Convertible Securities is immediately exercisable, including without limitation Warrants in the series issued by the Partnership pursuant to the Purchase Agreement.

“Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i).

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., Central Time, on a Business Day, including, without limitation, the receipt by the Partnership of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” has the meaning set forth in the preamble of this Warrant.

“Fair Market Value” means, as of the Business Day (the “Reference Date”) immediately preceding the date of determination or, if resulting in a greater amount, for a period (the “Reference Period”) measured over the three consecutive Business Days ending on the Reference Date: (a) the average closing sale price of the Common Units on the Reference Date or the VWAP Price for the Reference Period, as applicable, on all domestic securities exchanges on which the Common Units may at the time be listed; (b) if there have been no sales of the Common Units on any such exchange on the Reference Date or over the Reference Period, as applicable, the average of the highest bid and lowest asked prices for the Common Units on all such exchanges at the end of the Reference Date or the Reference Period, as applicable; (c) if on the Reference Date or over the Reference Period, as applicable, the Common Units are not listed on a domestic securities exchange, the closing sales price of the Common Units as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for the

Reference Date or the Reference Period, as applicable; or (d) if there have been no sales of the Common Units on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on the Reference Date or over the Reference Period, as applicable, the average of the highest bid and lowest asked prices for Common Units quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of the Reference Date or the Reference Period, as applicable; provided, that if the Common Units are listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading.  If at any time the Common Units are not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Units shall be the fair market value per unit as determined in good faith by the Board.

“General Partner” means NGL Energy Holdings LLC, a Delaware limited liability company and the general partner of the Partnership.

“Holder” has the meaning set forth in the preamble of this Warrant.

“Original Issue Date” means July 2, 2019, the date on which this Warrant was issued to the first Holder by the Partnership pursuant to the Purchase Agreement.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

“Other Warrants” has the meaning set forth in Section 19.

“Partnership” has the meaning set forth in the preamble of this Warrant.

“Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended from time to time.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Preferred Units” means the Class D Preferred Units representing limited partner interests in the Partnership, the terms of which are to be set forth in the Partnership Agreement.

“Purchase Agreement” has the meaning set forth in the preamble of this Warrant.

“VWAP Price” as of a particular date means the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Unit.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Unit Adjustment” has the meaning set forth in Section 4(e).

“Warrant Units” means the Common Units purchasable upon exercise of this Warrant in accordance with the terms of this Warrant (without taking into account any limitations or restrictions on the exercisability of this Warrant, other than with respect to Section 2 or Section 3 of this Warrant).

2.                                      Term of Warrant.  Subject to the terms and conditions hereof, at any time or from time to time during the period beginning on the first anniversary of the Original Issue Date and ending at 5:00 p.m., Central Time, on the tenth anniversary of the Original Issue Date or, if such day is not a Business Day, on the next Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for the Warrant Units purchasable hereunder (subject to adjustment as provided herein) as provided in Section 3.  Holders may not exercise this Warrant except during the Exercise Period.

3.                                      Exercise of Warrant.

(a)                                 Vesting and Exercise Procedure.  Notwithstanding anything to the contrary herein, including the vesting provisions of Section 2, the Holder may purchase all or any part of the Warrant Units purchasable upon exercise of this Warrant beginning on the earlier of (i) the first anniversary of the Original Issue Date, (ii) the consummation of a Class D Change of Control and (iii) the voluntary or involuntary dissolution, liquidation or winding-up of the Partnership.  The Holder may exercise this Warrant only upon:

(i)                                     surrender of this Warrant to the Partnership at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Units to be purchased) and executed; and

(ii)                                  payment to the Partnership of the Aggregate Exercise Price in accordance with Section 3(b).

(b)                                 Payment of the Aggregate Exercise Price.  Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, only by the following methods:

(i)                                     by delivery to the Partnership of a certified or official bank check payable to the order of the Partnership or by wire transfer of immediately available funds to an account designated in writing by the Partnership, in the amount of such Aggregate Exercise Price;

(ii)                                  by instructing the Partnership to withhold a number of Warrant Units in an amount equal to the quotient of (A) the Aggregate Exercise Price and (B) the Fair Market Value of one Warrant Unit as of the Exercise Date; or

(iii)                               any combination of the foregoing.

In the event of any withholding of Warrant Units pursuant to clause (ii) or (iii) above where the number of units whose value is equal to the Aggregate Exercise Price is not a whole number, the number of units withheld by or surrendered to the Partnership shall be rounded up to the nearest whole unit and the Partnership shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a unit being so withheld by or surrendered to the Partnership in an amount equal to the product of (x) such incremental fraction of a Warrant Unit being so withheld or surrendered multiplied by (y) the Fair Market Value per Warrant Unit as of the Exercise Date.

(c)                                  Delivery of Certificates.  Upon receipt by the Partnership of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Partnership shall, within three Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Units issuable upon such exercise, together with cash in lieu of any fraction of a unit, as provided in Section 3(d) hereof.  Certificates shall be transmitted by the Partnership’s transfer agent by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit / Withdrawal At Custodian system if the Holder is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Exercise Agreement. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 6 below, such other Person’s name as shall be designated in the Exercise Agreement.  This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Units shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Units for all purposes, as of the Exercise Date.

(d)                                 Fractional Units.  The Partnership shall not be required to issue a fractional Warrant Unit upon exercise of any Warrant.  As to any fraction of a Warrant Unit that the Holder would otherwise be entitled to purchase upon such exercise, the Partnership shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Unit on the Exercise Date.

(e)                                  Delivery of New Warrant.  Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Partnership shall, at the time of delivery of the certificate or certificates representing the Warrant Units being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Units called for by this Warrant.  Such new Warrant shall in all other respects be identical to this Warrant.

(f)                                   Valid Issuance of Warrant and Warrant Units; Payment of Taxes.  With respect to the exercise of this Warrant, the Partnership hereby represents, covenants and agrees:

(i)                                     This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)                                  All Warrant Units issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Partnership shall take all such actions as may be necessary or appropriate in order that such Warrant Units are, validly issued, fully paid (to the extent required under applicable law and the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), issued without violation of any preemptive or similar rights of any unitholder of the Partnership and free and clear of all taxes, liens and charges.

(iii)                               The Partnership shall take all such actions as may be necessary to ensure that all such Warrant Units are issued without violation by the Partnership of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Units or other securities constituting Warrant Units may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Partnership upon each such issuance).

(iv)                              The Partnership shall use its reasonable best efforts to cause the Warrant Units, immediately upon such exercise, to be listed on any domestic securities exchange upon which Common Units or other securities constituting Warrant Units are listed at the time of such exercise.

(v)                                 The Partnership shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Units upon exercise of this Warrant; provided, that the Partnership shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Units to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Partnership the amount of any such tax, or has established to the satisfaction of the Partnership that such tax has been paid.

(g)                                  Conditional Exercise.  Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with (i) a sale of the Partnership (pursuant to a merger, sale of units, or otherwise), (ii) a sale of Common Units pursuant to a registered offering under the Securities Act or (iii) a Class D Change of Control, such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, registered offering or Class D Change of Control, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction, registered offering or Class D Change of Control.

(h)                                 Buy-In.  In addition to any other rights available to the Holder, if the Partnership fails to deliver to the Holder a certificate or certificates representing the Warrant Units in accordance with Section 3(c) hereof within seven Business Days of receipt by the Partnership of the Exercise Agreement and surrender of this Warrant (in accordance with Section 3(a) hereof) and payment of the Aggregate Exercise Price, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) Common Units to deliver in satisfaction of a sale by the Holder of the Warrant Units which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Partnership shall, at the Holder’s option, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Common Units so purchased (the “Buy-In Price”), at which point the Partnership’s obligation to deliver such certificate (and to issue such Common Units) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Units and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Units, times (B) the closing bid price on the date of exercise.  The Holder shall provide the Partnership written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Partnership.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Partnership’s failure to timely deliver certificates representing Common Units upon exercise of this Warrant as required pursuant to the terms hereof.

4.                                      Adjustment to Number of Warrant Units.  The number of Warrant Units issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4 (in each case, after taking into consideration any prior adjustments pursuant to this Section 4).

(a)                                 Adjustment to Number of Warrant Units Upon Dividend, Distribution, Subdivision or Combination of Common Units.  If the Partnership shall, at any time or from time to time after the Original Issue Date, (i) pay a dividend or make any other distribution upon the Common Units or any other limited partner interests of the Partnership payable in Common Units or Convertible Securities, or (ii) subdivide (by any split, recapitalization or otherwise) its outstanding Common Units into a greater number of units, the number of Warrant Units issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased.  If the Partnership at any time combines (by combination, reverse split or otherwise) its outstanding Common Units into a smaller number of units, the number of Warrant Units issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased.  Any adjustment under this Section 4(a) shall become effective at the close of business on the date the dividend, distribution, subdivision or combination becomes effective.

(b)                                 Adjustment to Number of Warrant Units Upon a Class D Change of Control.  In the event of any Class D Change of Control, each Warrant shall, immediately after such Class D Change of Control, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Units then exercisable under this Warrant, be exercisable for the kind and number of other securities or assets of the Partnership or of the successor Person resulting from such Class D Change of Control, with appropriate adjustment made to the number of Warrant Units and Exercise Price as required by reference to the applicable exchange ratio or other similar mechanic that provides for the allocation of consideration, if any, to the holders of Common Units in such Class D Change of Control; and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to ensure that the provisions of this Section 4(b) shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any securities or assets thereafter acquirable upon exercise of this Warrant.  The provisions of this Section 4(b) shall similarly apply to successive Class D Changes of Control.  The Partnership shall not effect any such Class D Change of Control unless, prior to the consummation thereof, the successor Person (if other than the Partnership) resulting from such Class D Change of Control, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant.  Notwithstanding anything to the contrary contained herein, including the vesting provisions of Section 2, with respect to any Class D Change of Control or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.

(c)                                  Certain Events.  If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of unit appreciation rights, phantom unit rights or other rights with equity features) occurs, then the Board shall make an appropriate adjustment in the number of Warrant Units issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4(c) shall decrease the number of Warrant Units issuable as otherwise determined pursuant to this Section 4.

(d)                                 Certificate as to Adjustment.

(i)                                     As promptly as reasonably practicable following any adjustment of the number of Warrant Units pursuant to the provisions of this Section 4, but in any event not later than five Business Days thereafter, the Partnership shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)                                  As promptly as reasonably practicable following the receipt by the Partnership of a written request by the Holder, but in any event not later than five Business Days thereafter, the Partnership shall furnish to the Holder a certificate of an executive officer certifying the number of Warrant Units or the amount, if any, of other, securities or assets then issuable upon exercise of the Warrant.

(e)                                  Adjustment in Exercise Price. Upon any adjustment to the number of Warrant Units issuable upon exercise of this Warrant pursuant to this Section 4 (each, a “Warrant Unit Adjustment”), the Aggregate Exercise Price upon the exercise of this Warrant thereafter shall be adjusted by multiplying the Aggregate Exercise Price applicable prior to such Warrant Unit Adjustment by a fraction: the numerator of which shall be the number of Warrants Units issuable upon exercise of this Warrant immediately prior to such Warrant Unit Adjustment and the denominator of which shall be the number of Warrant Units issuable upon exercise of this Warrant immediately after such Warrant Unit Adjustment.

(f)                                   Notices.  In the event:

(i)                                     that the Partnership shall take a record of the holders of its Common Units (or other securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or any other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any class or any other securities, or to receive any other security; or

(ii)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Partnership; or

(iii)                               of any Class D Change of Control;

then, and in each such case, the Partnership shall send or cause to be sent to the Holder at least 10 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such Class D Change of Control or dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Partnership shall close or a record shall be taken with respect to which the holders of record of Common Units (or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their Common Units (or such other securities) for securities or other property deliverable upon such Class D Change of Control or dissolution, liquidation or winding-up, and the amount per unit and character of such exchange applicable to the Warrant and the Warrant Units.

5.                                      Purchase Rights.  In addition to any adjustments pursuant to Section 4 above, if at any time the Partnership grants, issues or sells any Common Units, Convertible Securities or rights to purchase units, warrants, securities or other property exclusively pro rata to the record holders of Common Units (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Units acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Units are to be determined for the grant, issue or sale of such Purchase Rights.

6.                                      Transfer of Warrant.  Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Partnership at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of such transfer.  Upon such compliance, surrender and delivery and, if required, such payment, the Partnership shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new

Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.  Warrants may be transferred separately from Preferred Units.

7.                                      Holder Not Deemed a Unitholder; Limitations on Liability.  Prior to the issuance to the Holder of the Warrant Units to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or any other distribution or be deemed the holder of limited partner interests of the Partnership for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a unitholder of the Partnership or any right to vote, give or withhold consent to any partnership action (whether any reorganization, issue of limited partner interests, reclassification of limited partner interests, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends, distributions or subscription rights, or otherwise.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a unitholder of the Partnership, whether such liabilities are asserted by the Partnership or by creditors of the Partnership.  Notwithstanding this Section 7, (i) the Partnership shall provide the Holder with copies of the same notices and other information given to the unitholders of the Partnership generally, contemporaneously with the giving thereof to the unitholders and (ii) the Partnership shall not amend or modify its Partnership Agreement in a manner adverse to any rights or benefits applicable to the Warrant Units thereunder.

8.                                      Replacement on Loss; Division and Combination.

(a)                                 Replacement of Warrant on Loss.  Upon receipt of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement with an affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Partnership, the Partnership at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Units as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Partnership for cancellation.

(b)                                 Division and Combination of Warrant.  Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Partnership at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys.  Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Partnership shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice.  Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Units as the Warrant or Warrants so surrendered in accordance with such notice.

9.             No Impairment.  The Partnership shall not, by amendment of its Certificate of Formation or Partnership Agreement, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

10.          Agreement to Comply with the Securities Act; Legend.  The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Units to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act.  All Warrant Units issued upon exercise of this Warrant (unless registered under the Securities Act or the conditions for the removal of the legend set forth in Section 8.06 of the Partnership Agreement are otherwise satisfied) shall be stamped or imprinted with a legend in substantially the following form:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

11.          Warrant Register.  The Partnership (or the General Partner on its behalf) shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof.  The Partnership may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

12.          Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a portable document format (pdf) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Partnership:                                                                                                                                NGL Energy Partners LP
6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74316
Attention: Kurston P. McMurray, General Counsel
Facsimile:  (918) 481-5896
Email:  Kurston.McMurray@nglep.com

with a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP
600 Travis St., Suite 4200
Houston, Texas 77002
Attention: G. Michael O’Leary and Henry Havre
Facsimile: (713) 220-4285
Email: gmoleary@huntonak.com
Email: henryhavre@huntonak.com

If to the Holder:                                                                                                                                                        [•]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

Attention:  John Pitts and Julian Seiguer

Facsimile: (713) 835-3601

Email: john.pitts@kirkland.com

Email: julian.seiguer@kirkland.com

13.          Cumulative Remedies.  Except to the extent expressly provided in Section 7 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14.          Equitable Relief.  Each of the Partnership and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15.          Entire Agreement.  This Warrant, together with the Purchase Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  In the event of any inconsistency between the statements in the body of this Warrant and the Purchase Agreement, the statements in the body of this Warrant shall control.

16.          Successor and Assigns.  This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Partnership and the successors and permitted assigns of the Holder.  Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17.          No Third-Party Beneficiaries.  This Warrant is for the sole benefit of the Partnership and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18.          Headings.  The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19.          Amendment and Modification; Waiver.  Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by the Partnership or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The Partnership shall not amend, modify or supplement, or waive any provision of, any other warrant issued concurrently with this Warrant under the Purchase Agreement (the “Other Warrants”), unless the Partnership has (i) provided 10 Business Days’ prior written notice to the Holder of any such amendment, modification, supplement or waiver of any Other Warrants and (ii) if elected by the Holder, amended, modified, supplemented or waived the corresponding provision or provisions of this Warrant.

20.          Severability.  If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

21.          Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

22.          Submission to Jurisdiction.  The parties hereby submit to the exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of process, summons, notice or other document by certified or registered mail to such party’s address for receipt of notices pursuant to Section 12 shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

23.          WAIVER OF JURY TRIAL.  Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

24.          Counterparts.  This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

25.          No Strict Construction.  This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the Partnership has duly executed this Warrant on the Original Issue Date.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

By:
Name:
Title:

Accepted and agreed,

[HOLDER NAME]

By:
Name:
Title:

SIGNATURE PAGE
TO
WARRANT AGREEMENT

EXHIBIT A

NGL ENERGY PARTNERS LP
EXERCISE AGREEMENT

To [Name]:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant to which this Exercise Agreement is attached (the “Warrant”) for, and to purchase thereunder by the payment of the Aggregate Exercise Price and surrender of the Warrant, Common Units (“Warrant Units”) provided for therein, and requests that certificates for the Warrant Units be issued as follows:

Name

Address

Federal Tax or Social Security No.

and delivered by	(certified mail to the above address), or

(electronically (provide DWAC Instructions: )), or

(other ) (specify):.

and, if the number of Warrant Units shall not be all the Warrant Units purchasable upon exercise of this Warrant, that a new Warrant for the balance of the Warrant Units purchasable upon exercise of this Warrant be registered in the name of the undersigned Holder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated:                            ,

Note:              The signature must correspond with

A-1

Signature:

the name of the Holder as written on the first page of this Warrant in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.	Name (please print)

Address

Federal Identification or Social Security No.

Assignee:

A-2

EXHIBIT B

NGL ENERGY PARTNERS LP
ASSIGNMENT

For value received                                    hereby sells, assigns and transfers unto                                          the within Warrant(1), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Warrant on the books of the within-named Partnership, with full power of substitution in the premises.

Date:

Signature:

Note:  The above signature must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

(1)  For partial assignment, indicate portion assigned.

B-1